                                                                        EX-10.41

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 1

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made as of this 24th day of June, 1999, between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company ("LANDLORD"), and IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("TENANT").

ADDRESS:      3000 Science Park Road, San Diego, California

PROJECT: The real property legally described on EXHIBIT B, together with all improvements thereon and appurtenances thereto; as depicted on the site plan in EXHIBIT B

BUILDING:     The specific building in the Project in which the Premises are located, as shown on Exhibit B

PREMISES:     That portion of the Building, containing approximately 41,328 rentable square feet, as shown on EXHIBITS A-1 AND A-2, together with an exclusive use hazardous materials storage pad outside the Building, as shown on EXHIBIT B-1.

BASE RENT:    $2.37 per rentable square foot, per month for the portion of the
              Premises shown on Exhibit A-1

RENT ADJUSTMENT PERCENTAGE: 2.5%            TENANT'S SHARE: 55.85%

RENTABLE AREA OF PREMISES: 41,328 sq.ft.    RENTABLE AREA OF BUILDING: 74,000 sq. ft.

RENTABLE AREA OF PROJECT: 182,133 sq. ft.   BUILDING'S SHARE OF PROJECT: 40.63%

TARGET COMMENCEMENT DATE: July 1, 2000      SECURITY DEPOSIT: $87,690

TERM: 120 months from the first day of the month following the month in which the Commencement Date occurs

PERMITTED USE:    Scientific laboratory, research and related office and
                  warehouse uses

ADDRESS FOR RENT PAYMENT:                    LANDLORD'S NOTICE ADDRESS:
135 N. Los Robles Avenue, Suite 250          135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101                           Pasadena, CA 91101
Attention: Accounts Receivable               Attention: General Counsel

TENANT'S NOTICE ADDRESS:
IDEC Pharmaceuticals Corporation
11011 Torreyana Road
San Diego, California 92121
Attention: Corporate Secretary

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:
[X] EXHIBIT A - PREMISES DESCRIPTION  [X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTER           [X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS [X] EXHIBIT F - TENANT'S PERSONAL PROPERTY
[X] EXHIBIT G - ESTOPPEL CERTIFICATE  [X] EXHIBIT H - NONDISTURBANCE AGREEMENT

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 2

         1. LEASE OF PREMISES. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, effective as of the date hereof. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein at the "COMMON AREAS." Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises. At any time Tenant may elect to lease the exclusive use storage area on the surface parking level of the Building as shown on Exhibit A-3 (the "STORAGE AREA") for the then remaining term of the Lease, including any extensions thereof. If at any time any other tenant of the Building wishes to lease such Storage Area, Landlord shall give Tenant notice of such request and Tenant shall have 15 business days in which to elect to Lease such Storage Area for the then remaining term of the Lease, including any extensions thereof, or to waive its right to lease such space. Rent in the amount of $350 per month for such Storage Area shall commence upon delivery of the Storage Area for Tenant's use.

         2. DELIVERY; ACCEPTANCE OF PREMISES; COMMENCEMENT DATE. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, subject to extension for Force Majeure Delays and Tenant Delay, with Landlord's Work, if any, Substantially Completed and the Baseline Assessment (as defined in the Work Letter done ("DELIVERY" or "DELIVER"). If Landlord fails to timely Deliver the Premises, Base Rent payable hereunder shall be abated after the first 30 days of any such delay not arising by reason of Force Majeure Delay or Tenant Delay as follows: (i) one day for each of the next 30 days of any such delay, (ii) one and one-half days for each of the next 30 days of any such delay, and (iii) two days for each day of any such delay thereafter until December 31, 2000. Except for such abatement of Base Rent, Landlord shall not be liable to Tenant for any loss or damage resulting from any such delay, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises on or before December 31, 2000, as such date shall be extended one day for each day of Tenant Delay under the Work Letter (as extended, the "OUTSIDE DATE"), Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord no later than three business days after the Outside Date. If Tenant fails to deliver such notice within three business day of the Outside Date, this Lease shall continue if full force and effect. If Tenant timely delivers notice terminating this
Lease: (a) Landlord shall (i) reimburse Tenant for any costs or expenses paid or incurred by Tenant under the Budget (as defined in the Work Letter), (ii) return the Security Deposit, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms "LANDLORD'S WORK," "TENANT DELAYS," "EXCESS TENANT DELAYS" and "SUBSTANTIALLY COMPLETED" shall have the meanings set forth for such terms in the Work Letter.

         The "COMMENCEMENT DATE" shall be earliest of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Excess Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof; provided, however, that the installation and testing of Tenant's fixtures and equipment shall not constitute the conduct of business in the Premises. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Term Commencement Date and the expiration date of the Term when such are established and shall attach the acknowledgment to this Lease as part of EXHIBIT D; provided, however. Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

         Except as set forth in the Work Letter, Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions of record. Neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of any or all of the Premises (other than Landlord's Work, if any) or the Project, and/or the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as set forth in the Work Letter, if applicable: (i) Landlord has no obligation for any defects

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 3

in the Premises; and (ii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

         3.       RENT.

         (a) BASE RENT. The Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. The first month's Base Rent shall be due and payable on the Commencement Date. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated and paid on the basis of a thirty (30) day month. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except for any abatement as may be expressly provided in this Lease.

         (b) ADDITIONAL RENT. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"): (i) Tenant's Share of "Operating Expenses," and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

         4. BASE RENT ADJUSTMENTS. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

         5. OPERATING EXPENSE PAYMENTS. Landlord shall use reasonable efforts to deliver to Tenant a written estimate of Operating Expenses for each calendar year (the "ANNUAL ESTIMATE") at least 30 days before the Commencement Date and at least 30 days before the commencement of each such calendar year during the Term hereof, which Annual Estimate may be revised by Landlord from time to time during such calendar year, but not more than twice unless any material expense reflected in such Annual Estimate changes by 10% or more. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Share of Operating Expenses. Payments for any fractional calendar month shall be prorated. The term "OPERATING EXPENSES" means all costs and expenses of any kind or description whatsoever incurred or accrued by Landlord with respect to the Building (including the Building's Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or to any other building located in the Project, administration rent in the amount of 2.0% of Base Rent and capital improvements and repairs (to the extent not excluded below) amortized over the lesser of the useful life of any such capital item or 7 years), excluding only:

         (a) the original construction costs of the Project and renovation prior to the Commencement Date of the Lease, costs of correcting defects in such original construction or renovation (other than the Tenant Improvements and the machinery and equipment making up the Central Plant (as such terms are defined in the Work Letter)), initial replacement or material repair of the parking area shown on Exhibit

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 4

                  B as "existing parking" and initial construction of any material landscape and/or hardscape for the Project;

         (b) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for specific tenants within their premises, any ADA compliance in Common Areas required as a result of any such work by Landlord or any tenant and costs of correcting defects in such work;

         (c) capital expenditures for expansion of the Project or for the remodeling or refurbishment of the Project to a materially higher standard than existed on the date of this Lease;

         (e) interest, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

         (f) depreciation of the Project (except for capital improvements the cost of which are specifically includable in Operating Expenses);

         (g) advertising, legal and space planning expenses, leasing commissions and other costs and expenses incurred in procuring tenants for the Project, including any leasing office maintained in the Project;

         (h) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who (i) are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; (ii) are assigned to the Project, in whole or in part, but serve as property managers, asset managers or otherwise perform services intended to be compensated by Landlord's administration rent set forth above, or (iii) are assigned to the Project, in whole or in part, and are not included in clause (h)(ii) above, to the extent such employees also perform services for other properties owned by Landlord;

         (i) costs of utilities outside normal business hours sold to tenants of the Project;

         (j) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

         (k) legal and other expenses incurred in the negotiation or enforcement of leases;

         (l) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity;

         (m) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord and/or the Project or from Landlord's failure to make any payment required to be made by Landlord hereunder before delinquency;

         (n) costs incurred by Landlord due to the violation by Landlord, its employees, agent or contractors or any tenant of the terms and conditions of any lease of space in the Project;

         (o) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due;

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         (p) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

         (q) costs arising from Landlord's charitable or political contributions or fine art maintained at the Project;

         (r) costs to be reimbursed by other tenants of the Project, whether or not actually paid;

         (s) Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefore by Landlord;

         (t) costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), as determined in accordance with general accepted accounting principals, consistently applied;

         (u) operating reserves for capital items to the extent the capital cost of replacement of such items are, or are planned to be, amortized as an Operating Expense;

         (v) costs of earthquake premiums in excess of those charged for similar buildings in similar risk zones as determined by the California Earthquake Authority;

         (w)      costs incurred in the sale or refinancing of the Project; and

         (x) net income, franchise, capital stock, estate or inheritance taxes.

         If Landlord estimates that the actual expenses for any calendar year during the term hereof will exceed the then current estimate of such expenses for such year, not later than 30 days before the end of any such calendar year, Landlord shall provide to Tenant a non-binding reconciliation of the anticipated actual expenses for the year then ending against the then current estimate of expenses for such year. Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "ANNUAL STATEMENT") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be immediately due and payable by Tenant as Rent. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement.

         The Annual Statement shall be final and binding upon Landlord and Tenant unless Tenant, within 30 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 30 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant's questions. If after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the 6 largest in the United States, hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review such Landlord's books and

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records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's pro rata share of the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either
(i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after expiration of, or termination of the Term, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments of Tenant's Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid Tenant's pro rata share of Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not fully occupied during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Building had been fully occupied during such year.

         "TENANT'S SHARE" and the "BUILDING'S SHARE OF PROJECT" shall be, respectively, the percentages set forth on the first page of this Lease as Tenant's Share and the Building's Share of Project as either or both may be reasonably adjusted by Landlord following a measurement of the rentable square footage of the Building and the Premises (not including the storage area, if any, and the hazardous materials storage pad) to be done by Landlord within 90 days of the Commencement Date, or as soon as reasonably possible thereafter, and shall be subject to further adjustment for changes in the physical size of the Premises, the Building or the Project occurring thereafter within 90 days of the substantial completion of any such change in the Premises, the Building or the Project. Any such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "RENT."

         6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of a Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Section 6. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 7

act or omission of Tenant or any officer, employee, agent or invitee of Tenant, as provided herein. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

         7. USE. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions and for lawful purposes incidental thereto, all in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions of record now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, "LEGAL REQUIREMENTS"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose (other than the Permitted Uses) or in any manner that would void Tenant's or Landlords insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds (assuming building standard demising walls) or vibrations therefrom from extending into Common Areas, or other space in the Building or the Project. Tenant shall not place any equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas or in the Building elevators without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use; provided, however, that to the extent Tenant at its sole cost and expense expands the capacity of the ventilation, air exchange, heating, gas, steam, electricity or water systems serving the Building, Tenant shall be entitled to use 100% of such added capacity.

         Tenant, at its sole expense, shall make any alterations or modifications, to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA")) related to Tenant's use or occupancy of the Premises for the Permitted Uses. Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the San Diego area) or at Tenant's expenses (to the extent such Legal Requirement is applicable solely by reason of Tenant's, as compared to other tenants of the Building, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior or the Building that are required by Legal Requirements, including the ADA. Notwithstanding any other provision herein to the contrary, but subject to the limitations of this Section 7, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "CLAIMS") arising out of or in connection with Legal Requirements and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

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         8. HOLDING OVER. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, and in such case Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent. All other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the rental shall be equal to 150% of the Rent in effect during the last 30 days of the Term. Such Rent shall accrue and be due and payable in advance on a per diem basis during the first month of any such holdover and thereafter such Rent shall accrue and be due and payable monthly in advance on the first day of each month. Notwithstanding the payment by Tenant or the acceptance by Landlord of any such holdover Rent, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the Term Expiration Date or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

         9. TAXES. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as "TAXES") imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "GOVERNMENTAL AUTHORITY") during the Term, including, without limitation all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises, the Building or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project; but excluding during the initial Term hereof any increase in Taxes resulting solely from a sale or other transfer of the Project or any portion thereof. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project or any portion thereof is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Building, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

         10. PARKING. Subject to any applicable local governmental restrictions or requirements, Tenant shall have the right to park 2.5 cars per thousand rentable square feet from time-to-time in

                    ARC Science Center/IDEC Pharmaceuticals Corporation - Page 9

the Premises in common with other tenants of the Project in those areas designated for non-reserved parking subject in each case to Landlord's rules and regulations. Tenant shall, within such 2.5 cars per thousand rentable square feet allotment, be entitled to Tenant's Share of the parking available in the basement level of the Building. Landlord shall allocate the right to use parking in the Building among Tenant and other tenants in the Building in a non-discriminatory manner. If Landlord determines that the parking facilities are becoming crowded, Landlord may reserve spaces or otherwise act to resolve such parking issues. Landlord shall reserve 20 designated visitor spaces for the nonexclusive use of Tenant's guests and invitees as shown on Exhibit B. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project.

         11. UTILITIES, SERVICES. Landlord shall provide, subject to the terms of this Section 11, water, electricity, HVAC, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Building is plumbed for such services), refuse and trash collection (collectively, "Utilities"). Although Tenant shall have access to the Premises 24 hours per day, 365/366 days per year, the normal hours of operation of the Building are 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, legal holidays excepted. Landlord's actual cost of any use by Tenant of Utilities outside of such normal hours of operation, including Landlord's actual overhead and administrative costs in connection therewith (not to exceed 10% of the cost of such utilities), shall be allocated to and paid by Tenant on such basis as Landlord shall reasonably determine for the Building. Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any governmental entity or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord or Tenant may elect, in either case at Tenant's expense, to cause any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord and shall pay the cost of any after hours Utilities allocated to it by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall, at all times during the Term, be entitled to use up to Tenant's Share of the Utilities provided by the Central Plant.

         12. ALTERATIONS AND TENANT'S PROPERTY. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding (i) installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to building systems (as hereinafter defined) and (ii) alterations, additions and improvements that (A) do not affect the Building structure or exterior or the building systems and (B) do not exceed a total cost in any 12 month period in the aggregate of $50,000.00, ("ALTERATIONS") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed. If Landlord's approval for any Alterations is required, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 10

cause, at its expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to Landlord's actual costs and expenses, including the time of Landlord's employees spent on such matters at their actual wage and benefit rates, not to exceed 10% of the aggregate cost of such Alteration, for plan review, coordination, scheduling and supervision. Before beginning any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

         Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens, and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to
Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) as built plans for any such Alteration.

         The items, if any, listed on EXHIBIT F attached hereto, any items agreed by Landlord in writing to be included on EXHIBIT F in the future, and any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Allowance, as defined in the Work Letter, which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hookups behind walls) by Tenant during the Term (collectively, "TENANT'S PROPERTY"). Tenant's Property may be removed by Tenant at any time during the Term. All other property of any kind paid for with the TI Fund other than Tenant's Property, all Alterations, real property fixtures, built-in machinery and equipment, built-in laboratory casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water system, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, "INSTALLATIONS") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term. The Installations shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal. Tenant shall also repair any damage caused or occasioned by the removal of any of Tenant's Property. In the case of removal of either an Installation or Tenant's Property, all hookups and connections to Utilities or other Building systems shall be capped off in compliance with all Legal Requirements behind the walls of the Premises and all holes in the walls shall be repaired. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

         13. LANDLORD'S REPAIRS. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Building and the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Building ("BUILDING SYSTEMS"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, servants, employees invitees and contractors excluded. Landlord shall maintain the Central Plant in good condition and repair and at least in accordance with the manufacturer's recommended maintenance schedule. Losses and damages caused by Tenant, its agents, servants, employees, invitees and contractors shall be

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 11

repaired by Landlord, to the extent not covered by insurance actually maintained by Landlord, at Tenant's sole cost and expense. Landlord reserves the right to stop Building System services when necessary: (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building System services during any such period of interruption; provided, however, that Landlord shall give Tenant not less than 24 hours advance notice of any planned stoppage of Building System services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives it rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set in the Lease, including Section 31 hereof. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18. Landlord shall use reasonable efforts, given the nature of the repairs to be made, to minimize any disruption of Tenant's business in the Premises by reason of any repairs by Landlord under this Section 13.

         14. TENANT'S REPAIRS. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, reasonable wear and tear excepted. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such default within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such default by Tenant creates or could create an emergency, Landlord may immediately commence cure of such default and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full cost of any repair or replacement to any part of the Building that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

         15. MECHANIC'S LIENS. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project or any portion thereof for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 30 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

         16. INDEMNIFICATION. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 12

occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons occurring within or about the Project (other than the Premises), arising directly out of a default by Landlord in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Tenant.

         17. INSURANCE. Landlord shall maintain all insurance against any peril generally included within the classification "Fire and Extended Coverage," sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Building including the Tenant Improvements (as defined in the Work Letter) or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. If the cost of including the Tenant Improvements in Landlord's property insurance results in other tenants in the Building bearing a disproportionate share of the overall costs of such insurance, Landlord may allocate the costs of insurance on the basis of the value of the tenant improvements in each tenant's premises, rather than on the basis of the square footage occupied. Landlord shall further carry commercial general liability insurance with a combined single loss limit of not less than $2,000,000 for death or bodily injury, or property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary and which it generally maintains for its or its affiliates' holdings in southern California, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuilding, workmen's compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building. All such insurance shall be included as part of the Operating Expenses. The Building and Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's particular use of the Premises.

         Tenant, at its expense, shall maintain during the Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's (expense other than the Tenant Improvements, as defined in the Work Letter); worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a combined single loss limit of not less than $2,000,000 per occurrence for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial general liability insurance policies shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, "RELATED PARTIES"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide"; shall not be cancelable unless 30 days prior written notice shall have been given to Landlord from the insuror; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" which specifically

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 13

provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 30 days prior to the expiration of such policies, furnish Landlord with a notice from the insurer stating its intent to renew such insurance and shall provide renewals or binders for such insurance not less than 5 days before the expiration of any such policy. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

         In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the building in which the Premises are located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

         The insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective Related Parties, in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties for such loss or damage. The failure of a party to obtain the insurance required hereunder shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its respective Related Parties. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

         Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being reasonably required of new tenants within the Project.

         18. RESTORATION. If at any time during the Term (i) the Premises or (ii) the Building or any other portion of the Project, are damaged by a fire or other insured casualty and, in the case of damage described in clause (ii), such damage has a material adverse effect on Tenant's use or occupancy of the Premises, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises, the Building or the Project, as applicable. If the restoration time is estimated to exceed 6 months, Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord's election to restore the Premises, Tenant may elect to terminate this Lease by written notice to Landlord delivered within ten (10) business days of receipt of Landlord's notice electing to restore the Premises. Unless either Landlord or Tenant elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds, promptly restore the Premises (excluding any improvements installed after the Commencement Date by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord's restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental or quasi-governmental agency having jurisdiction over the use, storage, release or removal of Hazardous Materials in, on or about the Premises (collectively referred to herein as

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 14

"HAZARDOUS MATERIALS CLEARANCES"); provided, however, that if repair or restoration of the Premises is not Substantially Complete as of the end of 8 months from the date of damage or destruction, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligations to make such repairs or restoration and this Lease shall terminate as of the later of (i) the date of Landlord's election, or (ii) the date all required Hazardous Materials Clearances are obtained. If such repair or restoration of the Premises is not Substantially Complete within 90 days of the time originally estimated by Landlord for such restoration (as such 90 day period may be extended for Force majeure Delay and any delays caused by Tenant), Tenant may elect to terminate this Lease by written notice to Landlord, and this Lease shall terminate as of the later of (i) the date of Tenant's election, or (ii) the date all required Hazardous Materials Clearances are obtained.

         Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration for Tenant's use of the Premises not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last eighteen months of the Term and Landlord reasonably estimates that it will take more than sixty days to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing this Section 18 sets forth their entire understanding and agreement with respect to such matters.

         19. CONDEMNATION. If any part of the (i) the Premises or (ii) the Building or any other portion of the Project are taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "TAKING" or "TAKEN"), and the Taking would in Landlord's reasonable judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Building or the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Building as nearly as is commercially reasonable under the circumstances to their condition prior to such partial taking and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for business interruption, moving expenses and damage to Tenant's Property, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Building.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 15

         20. EVENTS OF DEFAULT. Each of the following events shall be a default ("DEFAULT") by Tenant under this Lease:

         (a) PAYMENT DEFAULTS. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord, not more than twice in any 12 month period, will give Tenant notice of such default in the payment of Rent and Tenant shall have 5 days in which to make such payment after which period Tenant shall be in Default hereunder. Tenant agrees that such notice shall be in lieu of and not in addition to any notice required by law;

         (b) INSURANCE. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

         (c) IMPROPER TRANSFER. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

         (d) LIENS. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 30 days after any such lien is filed against the Premises.

         (e) INSOLVENCY EVENTS. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "PROCEEDING FOR RELIEF"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity) except as a result of any merger, consolidation or corporate reorganization, or the purchase of all or substantially all of the assets or the ownership interests of the Tenant in connection with a permitted Affiliate Transfer, as hereinafter defined.

         (f) ESTOPPEL CERTIFICATE OR SUBORDINATION AGREEMENT. Tenant fails to execute any document required from Tenant under Sections 24 or 27 within 5 business days after a second notice requesting such document.

         (g) OTHER DEFAULTS. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(e), (g) or (h) hereof, shall: (i) specify the alleged default, (ii) demand that Tenant cure such default,(iii) be in lieu of, and not in addition to, or shall be deemed to be any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default under Section 20(g) is such that it cannot be cured by the payment of money and reasonably requires more than 10 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 16

prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord's notice.

         21.      LANDLORD'S REMEDIES.

         (a) PAYMENT BY LANDLORD; INTEREST. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "DEFAULT RATE"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

         (b) LATE PAYMENT RENT. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the lesser of (i) 12% per annum or (ii) the maximum rate permitted by law from the 5th day after the date due until paid. Notwithstanding the foregoing, no late charge nor interest shall be due on the first two such failures to pay Rent in any 12 month period until 5 days after Landlord has given Tenant notice and an opportunity to cure any such failure to pay Rent and Tenant has failed so to pay Rent. Any such notice shall be in lieu of and not in addition to any notice required by law;

         (c) REMEDIES. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                  (i) Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

                  (ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

                           (A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                           (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 17

                           (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, reasonable expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any reasonable special concessions made to obtain a new tenant; and

                           (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "RENT" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(i) (A) and (B), above, the "WORTH AT THE TIME OF AWARD" shall be computed by allowing interest at the Default Rate. As used in
         Section 21(c)(i)(C) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

                  (iii) Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

                  (iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         (d) EFFECT OF EXERCISE. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant' Default.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 18

         22.      ASSIGNMENT AND SUBLETTING.

         (a) GENERAL PROHIBITION. Without Landlord's prior written consent, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section, a transfer of ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing, so long as Tenant is not in Default hereunder and provided that Tenant gives Landlord prior written notice of such transaction and such proposed transaction otherwise complies with or satisfies the requirements and conditions of Section 22(c) hereof, Landlord's consent shall not be required, in connection with: (i) an assignment of this Lease to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of the Tenant provided that (A) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, (B) the net worth (as determined in accordance with GAAP) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Effective Date, and (C) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment, or (ii) an assignment of this Lease or subletting of the Premises to any entity controlled by, under common control with or controlling Tenant (either, an "AFFILIATE TRANSFER").

         (b) PERMITTED TRANSFERS. Except for Affiliate Transfers, if Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 60 business days, before the date Tenant desires the assignment or sublease to be effective (the "ASSIGNMENT DATE"), Tenant shall give Landlord a notice (the "ASSIGNMENT NOTICE") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice, grant or refuse such consent, in its sole discretion with respect to a proposed assignment, or grant or refuse such consent, in its reasonable discretion with respect to a proposed subletting. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

         (c) ADDITIONAL CONDITIONS. As a condition to any such assignment or subletting, including an Affiliate Transfer, Landlord may require:

                  (i) That any agreement pertaining to Tenant's transfer of this Lease or subletting of any portion of the Premises and Landlord's approval thereof be in a form acceptable to Landlord in Landlord's reasonable discretion, and no such agreement shall be modified or amended without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

                  (ii) That Tenant deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or subletting of the Premises;

                  (iii) That any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such third party notice Tenant is in default under this

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 19

         Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

                  (iv) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises together with the Documents referred to in Section 38.2 with respect to such proposed assignee or sublessee and a statement either (A) that such proposed assignee or sublessee has never been required by any prior landlord, lender or governmental authority to take any remedial action in connection with Hazardous Materials contaminating a property and has never been subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, or (B) disclosing the details of any such required prior remedial action or enforcement order. Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting to an assignee or subtenant who must disclose any required prior remedial action or enforcement order pursuant to clause (B) above.

         (d) NO RELEASE OF TENANT. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease.

         (e) EXCESS PROCEEDS. If the sum of all amounts due and payable by a sublessee or assignee with respect to its occupancy of all or a portion of the Premises (or a combination of the amounts payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds (i) the Rent payable under this Lease, (ii) the reasonable costs of such assignment or subletting, (iii) any operating expenses paid directly by Tenant to a third party provider included in such subtenant's rent, and (iv) the unamortized cost of any Excess Tl Costs expended in such sublet space, then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder one half of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

         (f) NO WAIVER. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

         23. ESTOPPEL CERTIFICATE. Tenant shall within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as EXHIBIT G with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 20

advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

         24. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         25. PRORATIONS. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

         26. RULES AND REGULATIONS. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or any portion thereof or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the holder of any such first mortgage. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in the form attached hereto as EXHIBIT H, or such other instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded following Tenant's failure timely to do so as herein required. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "MORTGAGE" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "HOLDER" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         28. SURRENDER. Upon expiration of the Term or earlier termination of Tenant's right of possession, Tenant may, subject to the exercise of any remedies by Landlord, remove Tenant's Property and shall surrender the Premises to Landlord in the same condition as received, broom

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 21

clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 17 and 18 excepted and shall return to Landlord all keys to offices and restrooms furnished to, or otherwise procured by, Tenant. If any such key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost key or the cost of changing the lock or locks opened by such lost key. Any Trade Fixtures, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term shall survive the termination of the Term, including without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises, including the obligation to obtain all required Hazardous Materials Clearances.

         29. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         30.      ENVIRONMENTAL REQUIREMENTS.

         (a) PROHIBITION/COMPLIANCE. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials brought upon, kept or used in or about the Premises or the Project by any person other than Landlord, its agents, employees, contractors or invitees results in contamination of the Premises, the Project or any adjacent property during the term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly and diligently take all actions at its sole expense as are necessary to return the Premises, the Project or any adjacent property, as nearly as reasonably practical to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

         (b) BUSINESS. Landlord acknowledges that it is not the intent of this Article 30 to prohibit Tenant from operating its business as described in
Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 22

in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list upon request from time-to-time of Landlord. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenants at the Building concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the City of San Diego ("UBC")) within the Building for the storage of Hazardous Materials. If Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Share, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Premises classified by the UBC as an"H" occupancy area, for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant's Share of the Building.

         (c) TERMINATION OF LEASE. Except as disclosed by Tenant to Landlord in a Disclosure Schedule attached hereto as Schedule 30(c), notwithstanding the provisions of Section 30(a) above, if (i) Tenant, as of the date hereof, has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from Tenant's action or use of the property in question, or (ii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion. If any statement made to Landlord by any prospective subtenant pursuant to Section 22(c)(iv) hereof shall prove to be untrue in any material respect, Landlord may direct Tenant to terminate any such subtenant's sublease. If Tenant shall fail to terminate such subtenant's sublease within 30 days of Landlord's notice, Landlord may terminate this Lease. In addition, if any statement made to Landlord by any prospective assignee pursuant to Section 22(c)(iv) hereof shall prove to be untrue in any material respect, Landlord may terminate this Lease.

         (d) TESTING. Landlord shall have the right, on not less than 30 days prior notice, to conduct annual inspections and tests of the Premises to determine whether any contamination in breach of Tenant's obligations under this
Section 30 has occurred as a result of Tenant's use thereof. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections and tests reveal that such contamination has occurred as a result of Tenant's use of the Premises, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspections and tests, not to exceed $1,000 annually. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project or any portion thereof to demonstrate that contamination has occurred as a result of Tenant's use of the Premises. If contamination has

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 23

occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all reports and tests of the Premises made by or on behalf of Landlord. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises, the Project or any adjacent property, as nearly as reasonably practical, to the their condition existing prior to the time of any such contamination. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         (e) UNDERGROUND TANKS. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under applicable state and federal law, as such now exists or may hereafter be adopted or amended.

         (f) TENANT'S OBLIGATIONS. Tenant's obligations under this Article 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

         (g) DEFINITION OF "HAZARDOUS MATERIALS." As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

         31. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or Mortgagee of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such beneficiary, Mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 24

such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

         Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant's ability to conduct its business in the Premises (a "MATERIAL LANDLORD DEFAULT"), Tenant shall, as soon as reasonably possible but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and shall at the same time call Landlord's local administrative office and give telephonic notice of such claimed Material Landlord Default. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 48 hours of learning of the conditions giving rise the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure from Landlord, subject to the limitations set forth in the immediately preceding sentence of this paragraph.

         All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided, however, Landlord shall be liable for the proper use, or delivery to any successor Landlord hereunder, of any Excess TI Deposit made by Tenant under the Work Letter. The term "LANDLORD" in this Lease shall mean only the owner, for the time being of the Premises, and upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project (including Landlord's interest in any condemnation or casualty proceeds), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or any of Landlord's officers, employees, agents or contractors. Under no circumstances shall Landlord or any of Landlord's officers, employees, agents or contractors be liable for injury to Tenant's business or for any loss of income or profit therefrom.

         32. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Tenant shall have the right to provide escorts for any such entry into all or any portion of the Premises provided such escorts don't materially interfere with Landlord's rights hereunder. During the last 12 months of the Term, Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises for the Permitted Use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 25

         33. SECURITY. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

         34. FORCE MAJEURE. With exception of obligations to pay money, neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor (other than by reason of an inability to pay therefor), governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("FORCE MAJEURE").

         35. BROKERS, ENTIRE AGREEMENT, AMENDMENT. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, "BROKER) in connection with this transaction and that no Broker brought about this transaction, other than John Burnham & Company, who shall be paid a commission by Landlord pursuant to a separate agreement. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, including any Brokers representing either Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         36. LIMITATION ON LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE
CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED TO LANDLORD'S INTEREST IN THE PROPERTY OF WHICH THE PREMISES ARE A PART.

         37. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 26

hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         38. SIGNS; EXTERIOR APPEARANCE. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion, except with respect to (v) below as to which Landlord's consent shall not be unreasonably withheld: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Building, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, (vi) paint, affix or exhibit on any part of the Premises, the Building or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, except for (i) signage on the exterior of the Building and on any signage monument that may be located in the Project, which shall be subject to any applicable local governmental restrictions or requirements, and
(ii) local (interbuilding) communications antennas on the roof of the Building, in each case in such location, size and deign as shall be reasonably approved by Landlord, and, with respect to the antennas, provided that such equipment does not interfere with any other tenant in the project and is located, maintained and operated in compliance with all applicable laws and regulations. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

         39.      RIGHT TO EXPAND

         (a) EXPANSION IN THE BUILDING. Tenant shall have the right, but not the obligation, to expand the Premises (the "EXPANSION RIGHT") to include any space available in the Building which has never been leased to any other tenant (the "EXPANSION SPACE") upon the terms and conditions set forth in this
Section 39. Tenant's Expansion Right shall not apply to any space in the Building once it has been let to any third party tenant. If at any time Landlord reasonably believes that a prospective tenant (a "NEW TENANT") for any of the Expansion Space is about to sign a letter of intent to lease all or any portion of the Expansion Space, Landlord shall deliver to Tenant: (i) written notice of such fact (the "EXPANSION NOTICE") describing the portion of the Expansion Space (the "NOTICE SPACE") to be subject to such letter of intent, and (ii) a draft amendment to this Lease (the "EXPANSION AMENDMENT") adding the Notice Space to the Premises demised hereunder to be leased for the then remaining Term hereof (and any Extension Terms duly elected by Tenant), for the Base Rent then payable hereunder, to be improved subject to, and with the same Tenant Improvement Allowance as is set forth in, the Work Letter hereto, and otherwise on the same terms and conditions as are set forth in this Lease and with (i) the schedule for build-out of such Expansion Space to start as of the date of execution of the Lease amendment under which such Expansion Space is to be let as the beginning of such schedule and (ii) appropriate adjustments to Tenant's Share. Tenant shall have 10 business days following delivery of the Expansion Notice in which to exercise the Expansion Right by delivering to Landlord 4 fully executed copies of the Expansion Amendment. Upon receipt, Landlord shall promptly execute two copies of such Expansion Amendment and return them to Tenant. In addition, Tenant may, at any time it has an Expansion Right with respect to any Expansion Space deliver a notice to Landlord electing to Lease all or a portion of such Expansion Space (unless the remaining Expansion Space on either floor on the Building would be 10,000 square feet or less, In which case Tenant must elect to lease all of such Expansion Space) on the terms described above.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 27

         (b) AMENDED LEASE. If Tenant fails to exercise its Expansion Right by delivering four fully executed copies of such Expansion Amendment to Landlord within 10 business days following delivery of the Expansion Notice, Tenant shall be deemed to have waived its right to lease the Notice Space; provided, however, that if Landlord has not executed a lease for the Notice Space with the New tenant or any other person within 180 days of delivery of the Expansion Notice to Tenant, Tenant's Expansion Rights with respect to the Notice Space shall be reinstated; provided, further, that if Landlord and such New Tenant are in active negotiations for a lease of the Notice Space 150 days after delivery of the Expansion Notice to Tenant, Landlord may at any time thereafter give Tenant a second Expansion Notice with respect to such Expansion Space, which shall be accepted or rejected by Tenant as described in Section 39(a) hereof.

         (c) EXCEPTIONS. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

                  (i) during any period of time that Tenant is in Default under any provision of the Lease; or

                  (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

         (d) TERMINATION. The Expansion Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Expansion Space, (i) Tenant fails to timely cure any Default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the Expansion Space, whether or not such Defaults are cured.

         40. RIGHT TO NEGOTIATE. If Landlord, in its sole discretion, elects to develop one or more additional buildings on the real property on which the Project is located ("NEW CONSTRUCTION SPACE"), Landlord shall give Tenant notice of such potential development. If Tenant elects to do so, Landlord and Tenant shall negotiate in good faith for Tenant's prospective occupancy of all or a portion of such New Construction Space, provided, however, that Landlord shall have the right to terminate such negotiations if no lease has been signed within thirty days of the commencement of such negotiations.

         41. RIGHT TO EXTEND TERM. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

         (a) EXTENSION RIGHTS. Tenant shall have two consecutive rights (each, an "Extension Right") to extend the term of this Lease for 5 years each (each, an "Extension Term") on the same terms and conditions as this Lease by giving Landlord written notice of its election to exercise each Extension Right at least 180 days prior to the expiration of the initial term of the Lease or the expiration of any prior Extension Term. During any Extension Term, Base Rent shall be payable at the rate of 95% of the Market Rate (as defined below), but in no event less than the Base Rent payable as of the date immediately preceding the commencement such Extension Term. Base Rent shall be adjusted on the commencement of each Extension Term and on each annual anniversary of the commencement of such Extension Term shall be increased by a percentage as determined by Landlord and agreed to by Tenant at the time Market Rent is determined, but in no event less than the Rent Adjustment Percentage hereunder. As used herein, "Market Rate" shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.

         If, on or before the date which is 120 days prior to the expiration of the initial Term of this Lease, or the expiration of any Extension Term, Tenant has not agreed with Landlord's determination of the Market Rate and the rent escalations during such subsequent Extension Term

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 28

after negotiating in good faith, Tenant may by written notice to Landlord elect arbitration as described in Section 41 (b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.

         (b)      ARBITRATION.

                  (i) Within 10 days of Tenant's notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct ("EXTENSION PROPOSAL") subject to the minimum Base Rent and escalation rate set forth in Section 41 (a) hereof. If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely giver notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

                  (ii) The authority of the Arbitrator(s) shall be limited strictly to a selection of either Landlord's Extension Proposal in its entirety or Tenant's Extension Proposal in its entirety as the Extension Proposal which most closely approximates the Market Rate and escalations. The Arbitrator(s) shall have no authority to create an independent structure of Market Rate and escalations, combine elements of both Extension Proposals to create a third, or compromise or alter in any way any of the components of the Extension Proposals submitted by the parties. The sole decision to be made shall be which of the parties' Extension Proposals in its entirety shall determine the Market Rate and escalations for the Renewal Term. Notwithstanding the foregoing, if the Arbitrator(s) select an Extension Proposal which results in a Base Rent less than the Base Rent payable as of the date immediately preceding the commencement such Extension Term or escalations less than the Rent Adjustment Percentage hereunder, the Base Rent and/or Rent Adjustment Percentage hereunder for the Extension Term shall be increased to the Base Rent payable as of the date immediately preceding the commencement such Extension Term or the Rent Adjustment Percentage hereunder, as applicable.

                  (iii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator or majority of the 3 Arbitrators shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Renewal Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Renewal Term until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Renewal Term.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 29

                  (iv) An "ARBITRATOR" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

         (c) RIGHTS PERSONAL. Extension Rights are personal to IDEC Pharmaceuticals Corporation and are not assignable except in connection with an Affiliate Transfer or other assignment of this Lease approved by Landlord.

         (d) EXCEPTIONS. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

                  (i) during any period of time that Tenant is in Default under any provision of this Lease; or

                  (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

         (e) NO EXTENSIONS. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Extension Rights.

         (f) TERMINATION. The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

         42.      MISCELLANEOUS.

         (a) NOTICES. All notices or other communications between the parties shall be in writing and shall be deemed duly given, if delivered in person or by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

         (b) JOINT AND SEVERAL LIABILITY. If and when included within the term "TENANT," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) LANDLORD CONSENTS. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (d) FINANCIAL INFORMATION. At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 30

prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (e) RECORDATION. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (f) INTERPRETATION. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (g) NOT BINDING UNTIL EXECUTED. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (h) LIMITATIONS ON INTEREST. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (i) CHOICE OF LAW. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

         (j) TIME. Time is of the essence as to the performance of Tenant's obligations under this Lease. All references to "days" herein shall mean calendar days unless business days are indicated.

         (k) INCORPORATION BY REFERENCE. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

                   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 31

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                     TENANT:

                                     IDEC PHARMACEUTICALS CORPORATION,
                                     a Delaware corporation

                                     By:/s/ Phillip Schneider
                                        ---------------------------------------
                                     Its: VP & CFO

                                     LANDLORD:

                                     ARE -10933 NORTH TORREY PINES, LLC,
                                     a Delaware limited liability company

                                     By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                         a Maryland corporation, Managing Member

                                         By: /s/ Lynn Anne Shapiro
                                             -----------------------------------
                                         Its: GENERAL COUNSEL

[NOTARY SEAL]

                                   EXHIBIT A-1

                                  THE PREMISES

                                  [FLOOR PLAN]

                                   EXHIBIT A-2

                                  THE PREMISES

                                  [FLOOR PLAN]

                                   EXHIBIT A-3

                                  THE PREMISES

                                  [FLOOR PLAN]

                             ARC Science Center/IDEC Pharmaceuticals Corporation

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROJECT

Lot 1 of Torrey Pines Science Park Unit No. 1 in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 6229, filed in the Office of the County Recorder of San Diego County on November 21, 1968.

                                  EXHIBIT B-1

                                  THE PROJECT

                                  [SITE PLAN]

IDEC - Landlord Build                                ARC-Science Center - Page 1

                                   EXHIBIT C

                                  WORK LETTER

         THIS WORK LETTER dated as of June 24, 1999 (this "Work Letter") is made and entered into by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company ("Landlord"), and IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease dated as of June 24, 1999 (the "Lease"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.       General Requirements

         1.1      Tenant's Authorized Representative. Tenant designates Robert
F. Dilworth and Bert Van Loon collectively, "Tenant's Representative") as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord may rely and act on, without further inquiry of any kind, any written request, approval, inquiry or other communication ("Communication") from or on behalf of Tenant in connection with this Work Letter given by either Tenant's Representative. Tenant's Representative may be contacted at the voice, facsimile and pager telephone numbers and e-mail addresses set forth on Schedule C-1, attached hereto and incorporated herein by this reference. When Landlord has attempted to contact Tenant's Representative by each of such means, Landlord shall have no further obligation of any kind to attempt to locate either Tenant's Representative or Tenant with respect to any Communication under this Work Letter. Tenant may change Tenant's Representatives or any telephone number or e-mail address set forth on Schedule C-1 at any time upon not less than 5 Business Days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant's Representative shall be extended by reason of any change in Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors in the performance of Landlord's Work (as hereinafter defined).

         1.2 Landlord's Authorized Representative. Landlord designates Vincent Ciruzzi ("LANDLORD'S REPRESENTATIVE") as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord's Representative may be contacted at the voice, facsimile and pager telephone numbers and e-mail addresses set forth on Schedule C-2, attached hereto and incorporated herein by this reference. When Tenant has attempted to contact Landlord's Representative by each of such means, Tenant shall have no further obligation of any kind to attempt to locate Landlord's Representative or Landlord with respect to any Communication under this Work Letter. Landlord may change Landlord's Representatives or any telephone number or e-mail address set forth on Schedule C-2 at any time upon not less than 5 Business Days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord's Representative shall be extended by reason of any change in Landlord's Representative.

IDEC - Landlord Build                                ARC-Science Center - Page 2

         1.3 Development Schedule. The schedule for design and development of Landlord's Improvements (as defined below), the Tenant Improvements (as defined below) and the Central Plant (as defined below), including without limitation the time periods for delivery of construction documents and performance of construction, shall be in accordance with the Development Schedule attached hereto as Schedule A, subject to adjustment as mutually agreed by the parties in writing or as provided in this Work Letter (the "Development Schedule").

         1.4 Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect for the Tenant Improvements (the "Tl Architect") shall be McGraw Baldwin Architects, and (ii) the general contractor for the Tenant Improvements shall be DPR Construction, Inc.

2.       Tenant Improvements.

         2.1 Tenant Improvements Defined. As used herein, "Tenant Improvements" shall mean all improvements to the Building desired by Tenant of a fixed and permanent nature, but excluding the Central Plant and the improvements described on Schedule B attached hereto ("Landlord's Improvements"). Landlord shall provide HVAC and electrical service to the Premises by means of a central HVAC and electrical distribution plant ("Central Plant"), the design of which shall be reasonably approved by Landlord and Tenant at or prior to the approval of the Preliminary Construction Drawings pursuant to Section 2.3 below; provided, however, that Tenant may disapprove any design of the Central Plant to the extent that Tenant's pro rata share of the capacity of such Central Plant and the temperature, humidity and air flow are not sufficient for Tenant's requirements as detailed on the TI Design/Engineering Drawings. The costs of any such Central Plant shall be allocated to Tenant in accordance with Tenant's Share of the Building and shall be charged to the TI Allowance. Other than the Tenant Improvements, Landlord's Improvements and the Central Plant, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy. The term "Tenant Improvements" shall mean the Tenant Improvements to be constructed prior to Tenant's initial occupancy of the Building.

         2.2 Tenant's Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the "TI Design/Engineering Drawings") detailing Tenant's requirements for the Tenant Improvements (including Tenant's required capacity from the Central Plant) within five business days of the execution of this Work Letter. Not more than 10 Business Days thereafter, Landlord shall deliver to Tenant Landlord's reasonable written objections, questions or comments with regard to the TI Design/Engineering Drawings. Tenant shall act reasonably to cause the TI Design/Engineering Drawings to be revised to address such written comments in a mutually satisfactory manner and shall resubmit said drawings to Landlord for approval within 10 Business Days thereafter. Such process shall continue until Landlord has approved the TI Design/Engineering Drawings. In no event shall Landlord have the right to direct upgrades in the quality (above the generic Laboratory standard of Tenant's improvements in its facility at 11011 Torreyana Road, San Diego, California) or quantity (other than to comply with any Legal Requirement) of any of the materials or equipment to be installed in connection with the Tenant Improvements, nor shall any such changes adversely affect the safety or quality of the Tenant Improvements.

IDEC - Landlord Build                                ARC-Science Center - Page 3

         2.3 Landlord's Approval. Promptly after receiving Landlord's approval of the TI Design/Engineering Drawings, Tenant shall cause the Tl Architect to complete working drawings and specifications ("Preliminary Construction Drawings") based upon the approved TI Design/Engineering Drawings. Within 10 Business Days after receipt by Landlord of said Preliminary Construction Drawings, Landlord shall notify Tenant of the manner, if any, in which said Preliminary Construction Drawings as submitted by Tenant are unacceptable in Landlord's reasonable judgment, and Tenant shall re-submit such Preliminary Construction Drawings to Landlord for approval. In no event shall Landlord have the right to direct upgrades in the quality (above the generic Laboratory standard of Tenant's improvements in its facility at 11011 Torreyana Road, San Diego, California) or quantity (other than to comply with any Legal Requirement) of any of the materials or equipment to be installed in connection with the Tenant Improvements, nor shall any such changes adversely affect the safety or quality of the Tenant Improvements. Landlord shall notify Tenant of any objections to a resubmission within 10 Business Days after receipt. Upon Landlord's final approval, the Preliminary Construction Drawings shall become the "TI Construction Drawings". It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than November 30, 1999, in order for the Tenant Improvements to be Substantially Complete by the Target Term Commencement Date. Any subsequent changes, modifications or alterations to the TI Construction Drawings following Landlord's and Tenant's approval of same shall be processed in the manner provided in Section 4 of this Work Letter.

3.       Performance of Landlord's Work.

         3.1 Definition of Landlord's Work. As used herein, "Landlord's Work" shall mean the work of constructing Landlord's Improvements, the Central Plant and the Tenant Improvements. The contract for construction of the Tenant Improvements shall be a guaranteed maximum price contract, in a form mutually approved by Landlord and Tenant. Tenant shall be expressly made a third party beneficiary of all warranties set forth in such contract. Any subcontracts for work or materials in an aggregate amount of $100,000 or more, and any work (other than general conditions) to be done directly by the general contractor for the Tenant Improvements shall be subject to the mutual approval of Landlord and Tenant. No approval required under this Section 3.1 shall be unreasonably withheld or delayed.

         3.2 Commencement and Permitting of Landlord's Work. Landlord shall commence construction of Landlord's Improvements upon obtaining a building permit authorizing the construction of Landlord's Improvements (the "Building Permit"), which Building Permit shall be obtained at Landlord's expense. Landlord shall commence construction of the Tenant Improvements upon the later of (i) obtaining a building permit authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings (the "TI Permit"), or
(ii) having sufficiently completed Landlord's Improvements such that the work of constructing the Tenant Improvements can be efficiently prosecuted. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the Building Permit and the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord's Work or any portion thereof shall impose terms or conditions upon the construction thereof which: (i) are inconsistent with Landlord's obligations hereunder, (ii) increase the cost of constructing Landlord's Work, or (iii) will materially

IDEC - Landlord Build                                ARC-Science Center - Page 4

delay the construction of Landlord's Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

         3.3 Completion of Landlord's Work. On or before the Term Commencement Date (subject to Tenant Delay and Force-Majeure Delays), Landlord shall substantially complete or cause to be substantially completed Landlord's Work in a good and workmanlike manner, in accordance with the Building Permit and the TI Permit, shall obtain a temporary certificate of occupancy for the Premises subject, in each case, to Minor Variations and normal "punch list" items of a non-material nature which do not interfere with the use of the Premises for the Permitted Uses and shall have conducted, at Landlord's cost and not to be paid from the TI Fund, an environmental assessment (the "Baseline Assessment") of the Premises ("Substantial Completion"). Upon the Substantial Completion of Landlord's Work, the TI Architect and the general contractor shall execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, "Minor Variations" shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the Building Permit and the TI Permit) which are not material; (ii) to comply with any request by the Tenant for modifications to Landlord's Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord's Work which are not material.

         3.4 Selection of Materials, Etc. As to all building materials and equipment which Land-lord is obligated to supply for Landlord's Improvements under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion. Tenant and Landlord shall mutually select the manufacturer of all building materials and equipment which Landlord is obligated to supply for the Tenant Improvements under this Work Letter, including the major mechanical components of the Central Plant.

         3.5 Delivery of the Premises. When Landlord's Work is Substantially Complete, subject to the remaining terms and provisions of this
Section 3.5, Tenant shall accept the Premises. Tenant's taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord's Work with Code, (iii) Landlord's obligation to cause any "punch list" items to be corrected, or (iv) any claim that the Tenant Improvements were not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a "Construction Defect"). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant during such one-year period, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if:

                  (a) with respect to the Tenant Improvements, the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30 day period, in which case Landlord shall have no further obligation with respect to such

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         Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost damage or expense in connection with any such claim, or

                  (b) with respect to Landlord's Improvements and the Central Plant, the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30 day period, but Landlord, within 30 days thereafter commences and diligently and continuously prosecutes such remedial action to completion.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall diligently pursue any claims arising out of latent defects in the Landlord Improvements and the Central Plant. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

         3.6 Commencement Date Delay. The Commencement Date shall occur when Landlord's Work has been Substantially Completed (the "Completion Date"), except to the extent that completion of Landlord's Work shall have been actually delayed by any one or more of the following causes (a "Tenant Delay"):

                  3.6.1 No Tenant's Representative was available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

                  3.6.2 Tenant's Change Requests whether or not any such Change Request is actually implemented;

                  3.6.3    Construction of any Changes;

                  3.6.4 Tenant's request for materials, finishes or installations requiring unusually long lead times;

                  3.6.5 Tenant's delay in reviewing, revising or approving plans and specifications or the Budget beyond the periods set forth herein or any period of redesign requested by Tenant to reduce the total costs of the Tenant Improvements following the receipt of the Budget pursuant to Section 5.1;

                  3.6.6 Tenant's delay in providing information critical to the normal progression of construction of Landlord's Work. Tenant shall provide such information as soon as reasonably possible, but in no event longer than 5 Business Days after receipt of any request for such information from Landlord;

                  3.6.7 Tenant's delay in making payments to Landlord for Excess TI Costs;

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                  3.6.8 Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons which impedes the construction of Landlord's Work following notice of such delay from Landlord to Tenant's Representative.

Tenant Delay shall further include, at Landlord's option, any period that Landlord was excused from proceeding with Landlord's Work hereunder as a result of an Event of Default under the Lease pursuant to Section 8 hereof. If the Commencement Date is delayed for any of the foregoing reasons, the TI Architect shall on a monthly basis certify the number of days of Tenant Delay hereunder. If there are more than 30 days of Tenant Delay ("Excess Tenant Delay"), the Commencement Date under the Lease shall for all purposes be the number of days of Excess Tenant Delay before the date of Substantial Completion.

4. Changes. Any changes requested by Tenant to Landlord's Improvements at any time, or to the Tenant Improvements or the capacities required from the Central Plant after the delivery and approval by Landlord of the TI Design/Engineering Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the Tl Architect, such approval not to be unreasonably withheld, conditioned or delayed.

         4.1 Tenant's Right to Request Changes. If Tenant shall request changes to Landlord's Work ("Changes"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Change Request"), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant's Representative.

                  4.1.1 If such Change Request relates to Landlord's Improvements or the Central Plant, Landlord shall, before proceeding with any Change, use its best efforts to respond to Tenant as soon as reasonably possible with an estimate of: (i) the time it will take, and
         (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request. Landlord shall thereafter submit to Tenant in writing, within 5 Business Days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete.

                  4.1.2 If such Change Request relates to the Tenant Improvements, Tenant shall cause the TI Architect to estimate: (i) the time it will take, and (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request. Thereafter Landlord, the TI Architect and Landlord's general contractor for the Tenant Improvements shall analyze the Change Request and submit to Tenant in writing, within 5 Business Days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete.

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Any delay in the completion of Landlord's Work caused by a Change, including any suspension of Landlord's Work to the extent affected or potentially affect by the proposed Change while any such Change is being evaluated and/or designed, shall be a Tenant Delay; provided, however, that Tenant shall have the right to approve or disapprove any suspension of Landlord's Work of building the Tenant Improvements and/or the Central Plant while any such Change is being evaluated, provided, further that if Tenant disapproves any suspension of such work, Tenant shall be solely responsible for all costs of removing and/or rebuilding any such Work to the extent affected by any approved Change.

         4.2 Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord's Work, if any, and (ii) deposits with Landlord any Excess TI Costs (as defined below) required in connection with such Change (including any costs arising pursuant to Section 4.1), Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect's determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5.       Costs.

         5.1 Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of the Tenant Improvements, including Tenant's Share of the costs of the Central Plant (the "Budget"). The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord, of administrative rent ("Administrative Rent") equal to 3% of the cost of designing and constructing the Tenant Improvements (including an allocation of the costs of the Central Plant) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord, including the cost of any overhead, arising from, out of or in connection with such monitoring of the construction of the Tenant Improvements, incurred by or on behalf of Landlord regardless whether Landlord's actual costs and expenses exceed the Administrative Rent. Tenant shall approve or disapprove the Budget within 10 business days after receipt thereof from Landlord. Tenant's failure to deliver notice of disapproval shall constitute Tenant's approval thereof. If Tenant disapproves the Budget, Tenant shall notify Landlord of such disapproval within such 10 Business Day period and the parties shall as soon as reasonably possible meet in order to revise the TI Construction Drawings to reduce the Budget to a level that is acceptable to Tenant, provided that any delay in approving the Budget beyond the 10 Business Days provided above shall constitute Tenant Delay. Notwithstanding anything set forth in this Work Letter of the Lease, Tenant shall not be required to pay for the cost of any completion or performance bond in connection with any of the work performed by any contractor pursuant to this Work Letter, unless Tenant shall request any such bond.

         5.2 TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance ("TI Allowance") of $100 per rentable square foot of the Premises. The TI Allowance shall be disbursed in accordance with this Work Letter. If upon the Substantial Completion of the Tenant Improvements any portion of the TI Allowance remains, Tenant shall thereafter, at any time and

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from time-to-time during the initial 12 months of the Term, have the right to submit for Landlord's approval, as described in Section 2.2 hereof, TI Design/Engineering Drawings with respect to any additional Tenant Improvements Tenant wishes to have constructed in the Premises. Thereafter the design of such additional Tenant Improvements shall proceed on the schedule, and shall be subject to the approval process, set forth in Section 2 hereof, and such additional Tenant Improvements shall be constructed by Landlord as described herein, provided that Landlord shall be obligated to pursue the construction of such additional Tenant Improvements with reasonable diligence, but shall not be obligated to Substantially Complete such additional Tenant Improvements by any fixed date; and provided further, that Landlord shall not have any obligation to disburse any portion of the TI Allowance more than 12 months after the Lease Commencement Date. No failure by Tenant to use all of the TI Allowance shall result in any adjustment of Rent under the Lease.

         5.3 Costs Includable in TI Allowance. The TI Allowance shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design/Engineering Drawings, the Preliminary TI Plans, and the TI Construction Drawings, all costs set forth in the Budget (including Landlord's Administrative Rent, extended warranties, if any, Landlord's out-of-pocket expenses and an allocation of the costs of the Central Plant), costs resulting from Tenant Delay and the cost of Changes. The TI Allowance shall not be used to purchase any furniture, personal property or other non-building system materials or equipment not incorporated into the Improvements, including, without limitation, biological safety cabinets and other scientific equipment.

         5.4 Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements, or Tenant's Share of the costs of the Central Plant, except to the extent of the TI Allowance. If at any time and from time-to-time, the aggregate TI Costs under the Budget exceed the aggregate TI Allowance ("Excess TI Costs"), Tenant shall deposit with Landlord, as a condition precedent to Landlord's obligation to complete the Tenant Improvements, one-quarter of the difference, in cash (the "Excess TI Deposit"), prior to the commencement of construction of the Tenant Improvements, to be held by Landlord until Tenant has funded the balance of any such Excess TI Costs as provided herein. Each month, in connection with the monthly draws to pay for the Tenant Improvements, Tenant shall pay a pro rata portion of such monthly draw equal to the amount of such monthly draw, multiplied by a fraction, the numerator of which is the Excess TI Costs and the denominator of which is the TI Fund. When all of the Excess Costs other than the Excess TI Deposit have been directly funded by Tenant, Landlord shall disburse the Excess TI Deposit in payment for Tenant Improvements. If Tenant fails to deposit, or is late in depositing, the Excess TI Deposit with Landlord or if Tenant fails to pay each monthly draw within 10 business days of receipt of the contractor's monthly draw as approved for payment by Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such Excess TI Costs, together with the TI Allowance, is herein referred to as the "TI Fund". Funds so deposited by Tenant shall be, at Landlord's option, the last thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5.4, Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations

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in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Allowance, Tenant shall be entitled to such undisbursed TI Allowance solely to the extent of any Excess TI Deposit Tenant has actually made with Landlord.

         5.5 Payment for Landlord's Improvements. The Landlord shall bear all costs, expenses and fees incurred by or on behalf of Landlord in connection with the construction of Landlord's Improvements, other than as a result of Tenant requested Changes, subject to the terms hereof and the terms of the Lease. Such payment shall be made by Landlord, to the extent of Landlord's approval thereof, no later than 30 days following receipt of a full draw package in a format to be mutually approved by Landlord and Tenant.

6.       Tenant Access.

         6.1 Tenant's Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant's sole risk and expense, to the Building (i) 60 days prior to the Term Commencement Date to perform any work ("Tenant's Work") required by Tenant other than Landlord's Work and provided that such Tenant's Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord's Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Building unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance which Landlord may require pursuant to the Lease) is in full force and effect.

         6.2 No Interference. Neither Tenant nor its employees, consultants, agents, contractors, and suppliers shall interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by San Diego County or the City of San Diego, and upon any such interference, Landlord shall have the right to exclude Tenant and Tenant's employees, consultants, contractors and agents from the Premises and the Building until Substantial Completion of Landlord's Work.

         6.3 No Acceptance of Premises. The fact that Tenant may, with Landlord's consent, enter into the Building prior to the date Landlord's Work is Substantially Complete for the purpose of performing any Tenant's Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person to the extent such loss of damage is caused by the willful misconduct or negligence of Tenant or its agents.

7. Notification of Delays. Not less than once each calendar month from the date of this Work Letter through the Term Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord's performance under this Work Letter or the Lease was delayed as a result of Tenant Delay or Force Majeure

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Delays, which written notification shall also include a description of the nature of such Tenant Delay or Force Majeure Delay.

8. Lease Defaults. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall have no obligation to perform any Landlord's Work hereunder or to advance all or any portion of the TI Fund during any period an Event of Default under the Lease exists.

9.       Dispute Resolution.

         9.1 Upon any dispute regarding the design or construction (including substitutions of materials) of the Tenant Improvements or the required capacity of Tenant's share of, or the specifications for the services provided through, the Central Plant, which is not settled within 5 Business Days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design and/or construction of the Tenant Improvements or the required capacity of Tenant's share of, or the specifications for the services provided through, the Central Plant, provided Tenant acts reasonably and such final decision is consistent with the intent of the TI Design/Engineering Drawings, the Preliminary Construction Drawings and the Construction Drawings, as applicable, provided further that all costs and expenses resulting from any such decision by Tenant (including, without limitation, any costs imposed on Landlord, as reasonably estimated by Landlord to modify Landlord's Improvements to accommodate the Tenant Improvements, but excluding Landlord's "carry" costs and overhead) shall be payable out of the TI Fund, as defined in Section 5.4 above, and provided that such resolution does not, in Landlord's reasonable judgement, adversely affect or any portion of the Building outside the Premises or any Building system.

         9.2 Upon any dispute regarding the design or construction (including substitutions of materials) of the Landlord Improvements which is not settled within 5 Business Days after notice of such dispute is delivered by one party to the other, Landlord shall make the final decision regarding the design and/or construction of the Landlord Improvements and the Central Plant (other than as described in Section 9.1 hereof), provided Landlord acts reasonably and such final decision is consistent with the intent of the drawings for Landlord's Improvements delivered and developed in connection with the TI Design/Engineering Drawings, the Preliminary Construction Drawings and the Construction Drawings, as applicable, provided further that all costs and expenses resulting from any such decision by Landlord shall be payable by Landlord and not charged to the Tl Fund and provided that such resolution does not, in Landlord's reasonable judgement, adversely affect the Premises.

10.      Miscellaneous

         10.1 Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

         10.2 Modification. No modification, waiver or amendment of this Work Agreement or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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         10.3 Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

         10.4 Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

         10.5 Time of the Essence. Time is of the essence of this Work Agreement and of each and all provisions thereof.

         10.6 Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

         10.7 Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

         10.8 Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

                                     TENANT:

                                     IDEC PHARMACEUTICALS CORPORATION,
                                     a Delaware corporation

                                     By: Phillip Schneider
                                         ---------------------------------------
                                     Its: VP & CFO

                                     LANDLORD

                                     ARE -10933 NORTH TORREY PINES, LLC,
                                     a Delaware limited liability company

                                     By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                         a Maryland corporation, Managing Member

                                         By: /s/ Lynn Anne Shapiro
                                             -----------------------------------
                                         Its: General Counsel

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                            SCHEDULE A to Work Letter

                              Development Schedule

                        Event                                               Date
                        -----                                               ----
Execution of lease                                                          As of

Delivery of space plans for Tl Design/Engineering Drawings              5 Business Days
pursuant to Section 2.2 of the Work Letter                              after execution

Commencement of construction of Landlord's Improvements                     8/1/99

Delivery of Preliminary Tl Plans pursuant to                                9/1/99
Section 2.3 of the Work Letter

Delivery of Tl Construction Drawings                                      11/15/99
pursuant to Section 2.3 of the Work Letter

Tenant's approval of Budget for Tenant Improvements                       12/10/99
pursuant to Section 5.1 of the Work Letter

Commence construction of Tenant Improvements                                1/1/00

Substantial Completion of Tenant Improvements                               7/1/00

Issuance of Temporary Certificate of Occupancy                              7/1/00

                            SCHEDULE B TO WORK LETTER

                                 LANDLORD'S WORK

                             OUTLINE SPECIFICATIONS
                  ALEXANDRIA TECHNOLOGY CENTER AT SCIENCE PARK

                      SHELL BUILDING, CORE & SITEWORK SCOPE

                                  JUNE 17,1999

                           MCGRAW/BALDWIN ARCHITECTS
                             701 B STREET, SUITE 200
                               SAN DIEGO, CA 92101

Alexandria Technology Center - Science Park
OUTLINE SPECIFICATIONS
June 17, 1999 Page 2

                                  PROJECT DATA

PROJECT:                 ALEXANDRIA TECHNOLOGY CENTER AT SCIENCE PARK

LOCATION:                LOT 1
                         TORREY PINES SCIENCE PARK

DATE:                    JUNE 17, 1999

1.   Construction Type              Type II-NR, Sprinklered

2.   Number of Buildings            One(1)

3.   Number of Stories              Two (2) over Basement

4.   Use                            Laboratory and Offices

5.   Gross Square Footage (approx.)

Basement       41,860 SF          Core Areas          4,786 SF

1st Floor      38,350 SF          1st Floor            2,502SF
2nd Floor      38.048 SF          2nd Floor            2,284SF
------------------------          ----------------------------
Total Bldg.    76,398 SF          Total Core           4,786SF

6.   Estimated Site Area            16.08 acres (700,450 sq. ft.)

7.   Estimated Site Coverage        22.2%

8.   Parking provided               Approximately 3/1000 parking spaces

9.   Trash Dumpsters                One (1) trash enclosure for five (5)
                                    standard (4'x7') trash bins.

10.  Floor-to-Floor Height          Garage Floor to First Floor:         10"-10"
                                    First Floor to Second Floor:         14"-3"
                                    Second Floor to Parapet:             15"-3"

11.  Ceilings                       2x2 tegular lay-in at lobby.
                                    Continuous gypsum board ceiling at
                                    restrooms.
                                    Other ceilings by Tenant Improvement.

12.  Drive Aisle Widths             As required by Code

13.  Fire Sprinkling                Fully Fire Sprinklered - Fire riser to shell
                                    building and core distribution only.

14.  Electrical                     480Y/277 Volt, 4000 AMP, 3 phase, 4 wire
                                    service to building.

Alexandria Technology Center - Science Park
OUTLINE SPECIFICATIONS
June 17, 1999 Page 3

DESCRIPTION:                 The project consists of (1) Two-story office
                             building approximately 80 car basement parking garage totaling 118,258 gross square feet. All site improvements, shell building and core improvements
                             (lobby, restrooms, and elevators) are part of this project.

SCOPE: All building and site improvements shall be complete in every respect as defined by, but not limited to, the content of the schematic drawings and outline specifications. Exceptions to this scope will be tenant driven improvements such as interior tenant spaces, central mechanical plant enclosure and hazardous materials enclosure requirements, that are all part of the Tenant Improvements. Site/Shell/Core project will provide location only for plumbing rooms, and location, foundation and concrete pads only for central plant and emergency generators. Design fees, permit fees, inspection fees and Builder's Risk Insurance to be provided as required for Site/Shell/Core improvements.

CODES: The building shall be Type II, non-rated, B occupancy. All construction shall conform to local, state and federal codes and regulations in effect at the time of building department plan check submittal. All placement of concrete, reinforcing steel in masonry units and/or concrete and all field weld plates and field welding shall be inspected by an independent testing laboratory, where required.

DIVISION 1 GENERAL REQUIREMENTS

                             All work shall be in conformance with all applicable building codes and regulations. Contractor shall be responsible for coordination of all work to be performed and for conformance to the contract documents. Special considerations shall be made to accommodate and minimize disruptions to existing tenants on site.

DIVISION 2 SITEWORK

Earthwork                    Provide all grading and reshaping of existing site
                             as required to achieve conformance with new finish grade elevations for building, parking, and central plant.

Site Utilities               Provide all sewer, gas, water, storm drain,
                             electrical, telephone, cable television and data / fiber-optic services as required stubbed inside building or as necessary to serve core improvements. Distribution of utility of services other than core provided by Tenant Improvement.

Irrigation                   All landscaped areas to be fully irrigated and
                             operated by a central automatic controller. Provide planter drainage to comply per minimum City of San
                             Diego standards.

Alexandria Technology Center - Science Park
OUTLINE SPECIFICATIONS
June 17, 1999 Page 4

Landscaping                  Provide plant material and soil amendments per City
                             of San Diego landscape guideline standards.

Enhanced Concrete Paving     Provide approximately 2,100 sf integral color, 7"
                             nominal thickness, reinforced 3,500 psi concrete slab over Class II base, per soils report.

Enhanced Architectural       Provide approximately 8,000 sf integral color, 4"
Paving                       nominal thickness enhanced over natural grade with
                             combination of broom finish main building entrance.
                             All other walkways to be natural color concrete broom finish. All enhanced paving to be sealed.

Asphalt Concrete             Asphalt concrete paving over Class II crushed
                             aggregate base minimum thickness to be 3" A.C. over 4" base at parking; A.C. over 4" base at drives or as specified per soils report. Provide sand seal finish and striping.

Curb & Mow Strips            All curb and gutters shall be constructed of
                             concrete in accordance to City of San Diego standards.

DIVISION 3 CONCRETE

Foundations                  Continuous grade beam and spread footings of
                             reinforced concrete below grade for lateral frames, columns and retaining walls in accordance with the soils report.

Basement Floor Slab          Slab-on-grade minimum 5" thick 3000 p.s.i. concrete
                             slab on grade, reinforced with #3 bars at 18" o.c., over 2" sand. Include 6 mil visqueen under slab areas underlain by an additional 2 inches of sand.

First/Second Floor           2 1/2" thick lightweight structural concrete over
                             metal decking with 6x6 by 1.4 x 1.4 welded wire mesh reinforcing.

Walls Precast or GFRC panels with selected exposed aggregate architecture finish. Thickness as determined by the structural engineer.

Trash Enclosures             6'-0" high cast in-place, precast concrete or
                             masonry with finish to match building. Enclosure will provide for a total of 5 trash bins located per plan.

Concrete Pads                Concrete pad only provided for mechanical central
                             plant, hazardous materials enclosure area and emergency generator.

DIVISION 4 MASONRY

Basement/Garage              Basement wall to be solid grouted CMU. High-
                             strength CMU reinforced to resist lateral soil pressure.

Alexandria Technology Center - Science Park
OUTLINE SPECIFICATIONS
June 17, 1999 Page 5

Retaining Walls              Construct retaining walls as required by site plan.
                             Waterproof all basement and site retaining walls.

Mechanical Screening         Allocated portion of screening and gates provided
                             by Tenant Improvement in accordance with Tenant's respective rentable square footage.

DIVISION 5 METALS

Columns Steel columns, (approximate 30'x30' bay spacing) base plates and connections as determined by the structural engineer. Steel columns located in parking areas will require concrete protection from vehicles up to a height of 42".

Roof Framing                 All major roof framing to consist of wide flange
                             steel girders (approximate 30'x30' bay spacing) over 20 gauge metal decking. Roof loading will be 20 psf live load.

First and Second Floor       First and second floor framing to consist of
design Framing               composite steel beam over 3" 20-gauge vented metal
                             decking. Floor loading provided as follows:

                             Exit corridors          100 psf live load
                             Floor loads             125 psf live load

                             Floor assembly (2 1/2" L.W. concrete over metal deck) is a one-hour rated assembly. Fire proofing is proposed at beams and columns at basement/ first floor occupancy separation. Special vibration protection/assembly or added thickness concrete by Tenant Improvement.

Exit Stairs                  Provide seven (7) flights of steel stairs with
                             concrete poured pan treads. Architectural shaped stainless steel handrails with guardrails on both sides of stairs.

Miscellaneous                Concrete panels embeds, mechanical screen posts,
                             steel roof access ladder and trash enclosures hardware will be provided under this section of work.

Mechanical Louver Shafts     Aluminum louver system with high performance
                             "metallic xl" (kynar) finish, including all necessary structural support.

DIVISION 6 WOOD AND PLASTIC

Rough Carpentry              All wood-framing and bracing shall conform to
                             applicable requirements for lumber grading as specified in West Coast Lumber Inspection Bureau
                             Grading and Dressing Rule No. 16 the Western Wood
                             Products Association, and the American Plywood. In addition to complying with applicable codes and regulations, comply with

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OUTLINE SPECIFICATIONS
June 17, 1999 Page 6

                             pertinent recommendations contained in 1994 edition UBC chapter 25.

Finished Carpentry           All finished carpentry shall conform to the
                             applicable requirements for "Custom Grade" of the Manual of Millwork of the Woodwork Institute of California, the West Cost Lumberman's Association
                             Grading and Dressing Rules No. 16 the Western Wood
                             Products Association, The National Hardwood Lumber
                             Association and The American Plywood Association.

DIVISION 7 MOISTURE AND THERMAL PROTECTION

Membrane Roofing             Roof shall have a 10-year bondable, four-ply
                             fiberglass built-up roofing system with capsheet
                             (i.e., Manville specification 4 GIC with R-19 polyisocyanurate rigid insulation board, or approved equal).

Building/Sound & Thermal     Batt acoustical insulation at core restroom and
Insulation                   elevator room walls. All other acoustical
                             insulation to be provided by Tenant Improvement.

Basement and Site Retaining  Paraseal waterproofing membrane system with
Walls prefabricated site retaining walls. Drainage composite board and perforated subdrains.

Roof Drainage                Provide internal PVC roof and overflow drains. Roof
                             drains to connect to below grade storm drain where accessible or daylight at face of curb or building wall in loading areas. Minimum roof slope to be 1/4" per foot.

Sealants Utilize silicone base sealant at all glazing conditions. Concrete panel joints are to receive polyurethane sealant with 1" polyurethane backer rod. Sealant used in walking surfaces shall be polyurethane type. Colors to be selected by Architect.

Sheet Metal                  Provide all sheet metal work for the building,
                             complete; including reglets, and counter flashing for roofing. Materials to be galvanized sheet metal, 24 gauge minimum thickness.

DIVISION 8 DOOR AND WINDOWS

Main Entrance                Provide "Herculite" all glass system including two
                             pair of 3'-0" x 8'-0" doors at main entrance.
                             (First and Second Floor)

Secondary Entrance Doors     Provide a total of (4) double and (6) single narrow
                             stile aluminum glass doors or as required by code.
                             Frame finish to be as specified in "Aluminum
                             Framing" below.

Garage Doors                 High cycle motorized overhead coiling door at
                             garage entry and at loading dock.

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OUTLINE SPECIFICATIONS
June 17, 1999 Page 7

Hollow Metal Doors           3'-0 x 7'-0 painted hollow metal at building core
                             restrooms and garage elevator vestibules.

Hardware Hardware for exterior doors and building core included in shell building

Aluminum Extruded aluminum sections with off-set flush glazed; both captured and silicone butt joints at horizontal and vertical mullions framing system. Interior and exterior color finish to be factory applied, high performance "metallic XL" (kynar) finish.

Glass & Glazing              Glass to be provided as follows:
                             Curtain Wall Glass: 1/4" High performance: Greylite
                             14/Solar grey/Solar grey eclipse and clear, or comparable color 1/4" Spandrel glass

DIVISION 9 FINISHES - (PROVIDED AT CORE/LOBBY/PUBLIC RESTROOM AREAS ONLY)

Carpeting                    Carpet in Tenant Areas to be provided by Tenant
                             Improvement. Carpeting in common areas to be provided by Landlord where applicable.

Vinyl Flooring               Vinyl flooring in Tenant Areas to be provided by
                             Tenant Improvement. Vinyl flooring in common areas to be provided by Landlord where applicable.

Ceramic Tile                 Ceramic tile flooring with 48" high, ceramic tile
                             wainscot at all wet walls and returns from wet walls. Full height ceramic tile at showers.

Painting Enamel paint on exterior steel surfaces, metal doors and frames to receive paint: Primer + 2 coats at exterior.

Metal Framing & Furring      Steel studs shall be 16, 20 and 25 gauge as
                             indicated on drawings or as required. Drywall furring channels shall be 26 gauge "hat" sections.
                             Backing plates shall be 18 Ga. steel of proper size to accommodate fastenings and fastened to 20 gauge steel studs. See drawings for specific size and location.

Gypsum & Drywall             Provide gypsum wallboard at designated locations
                             shown. Board thickness to be 5/8" at vertical and 5/8" at horizontal surface applications. In areas requiring fire ratings, wallboard shall be 5/8"
                             "Type X". In areas subject to moisture, use water-resistant (WR) gypsum board.

                             Elevator shaft, electrical/tel rooms, and stairs shafts included in shell building. Mechanical shafts/enclosures provided by tenant.

Acoustical Ceilings          2x4 suspended tegular acoustical ceiling in T-bar
                             ceiling grid.

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OUTLINE SPECIFICATIONS
June 17, 1999 Page 8

DIVISION 10 SPECIALITIES- (PROVIDED BY LANDLORD AT CORE AREAS ONLY)

Toilet Accessories           Automatic Sensor type plumbing features

Toilet Partitions            Ceiling and/or floor supported solid laminate
                             toilet partitions & doors

Interior Signage             Accessibility signage at restrooms, building
                             directory, and life safety signage as required by code to be provided by Landlord. All other interior signage by Tenant Improvement.

Exterior Signage             One new monument sign outside this building.
                             Lettering and graphics by Tenant.

Fire Extinguishers           Provide as required by code for shell building. All
                             others provided by Tenant Improvement.

Roof Hatch                   Roof access hatch and ladder provided above one
                             stairwell.

DIVISION 11 EQUIPMENT

                             Dock bumpers provided. Dock leveler by Tenant Improvement, if needed.

DIVISION 12 FURNISHINGS

                             Not Applicable

DIVISION 13 SPECIAL CONSTRUCTION

                             Not Applicable

DIVISION 14 CONVEYING SYSTEMS

Elevators                    Provide one 2500 Ib. capacity, 150 feet per minute,
                             3-stop hydraulic passenger elevator located in main lobby, complete with standard cab finishes. Provide one 4500 Ib. capacity, 3-stop service elevator.

DIVISION 15 PLUMBING & HVAC SYSTEMS

Plumbing Sanitary waste, domestic cold and hot water, industrial cold and hot waste and natural gas stubbed to building shell and central plant yard. Main service backflow preventer is provided. Complete plumbing systems provided to core improvements (restrooms, janitor's closet at

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OUTLINE SPECIFICATIONS
June 17, 1999 Page 9

                             each of two floors; showers at 1st Floor).
                             Roof/overflow drains and hose bibs are provided for shell. All other plumbing distribution and systems provided by Tenant Improvement.

HVAC Garage exhaust system and core restroom exhaust provided by Landlord. All other HVAC systems including central mechanical plant and central mechanical plant control systems to be allocated by respective Tenant Improvement.

DIVISION 16 ELECTRICAL SYSTEMS

                             Main service switchgear and main feeder conduits to garage level provided. Distribution provided only to shell and core improvements. Site lighting provided at drives and parking areas. All other distribution provided by Tenant Improvements. Electrical distribution to central plant, hazardous materials enclosure, and tenant areas in garage to be allocated by respective Tenant Improvement.

                             Telephone, data and cable TV service provided to garage.

                             Electrical related to controls within tenant space, plumbing equipment and HVAC systems (except restrooms and garage exhaust) to be provided by Tenant Improvement.

                        ***END OUTLINE SPECIFICATIONS***

Commencement Date   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 1

                                    EXHIBIT D

                                COMMENCEMENT DATE

                       ACKNOWLEDGMENT OF COMMENCEMENT DATE

         This ACKNOWLEDGMENT OF COMMENCEMENT DATE dated as of ___________,1999 is made by ARE -10933 NORTH TORREY PINES, LLC, a Delaware limited liability company ("LANDLORD"), and IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("TENANT") and is attached to and made a part of the Lease dated June 24, 1999 (the "Lease"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

         Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Term of the Lease is_____________, 1999.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

                                  TENANT:

                                  IDEC PHARMACEUTICALS CORPORATION,
                                  a Delaware corporation

                                  By:___________________________________________
                                  Its:__________________________________________

                                  LANDLORD:

                                  ARE-10933 NORTH TORREY PINES, LLC,
                                  a Delaware limited liability company

                                  By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, Managing Member

                                         By:____________________________________
                                         Its:___________________________________

Rules and Regulations                    ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 1

                                    EXHIBIT E

                              RULES AND REGULATIONS

         1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

         2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

         3. Except for seeing-eye dogs and animals directly used in the conduct of Tenant's business in the Premises which are kept in controlled environments ("LABORATORY ANIMALS"), no animals shall be allowed in the offices, halls, or corridors in the Project.

         4. Tenant shall not disturb the occupants of the Building or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

         5. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically provided in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

         6. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified in the Lease.

         7. Tenant shall maintain the Premises free from rodents, insects and other pests, except for Laboratory Animals.

         8. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

         9. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

         10. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

         11. Except as provided or permitted in the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations                    ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 2

         12. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

         13. No auction, public or private, will be permitted on the Premises or the Project.

         14. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

         15. The Premises shall not be used for lodging, sleeping or cooking (other than using convenience microwaves, drink and food vending machines and similar items for Tenant's employees) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

         16. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

         17. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

         18. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises (other than using convenience microwaves, drink and food vending machines and similar items for Tenant's employees) and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

Tenant's Personal Property               ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 1

                                    EXHIBIT F

                           TENANT'S PERSONAL PROPERTY

1.       Autoclave(s)

2.       Glass Washer(s)

3.       Glass Dryer(s)

4.       Phone Systems (excluding cabling)

5.       Computer Network Hardware (excluding cabling)

6.       Security System(s) (excluding cabling)

Estoppel Certificate                     ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 1

                                    EXHIBIT G

                              ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of________, 19___, is executed by___________________("TENANT") in favor of [BUYER], a_________________ , together with its nominees, designees and assigns (collectively, "BUYER"), and in favor of _________________, together with its nominees, designees and assigns (collectively, "LENDER").

                                    RECITALS

         A. Buyer and ___________("LANDLORD"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of___________________, 19___(the "PURCHASE AGREEMENT"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of______________, County of______________, State of_____________, more particularly described on Exhibit A attached to the Purchase Agreement (the "PROPERTY").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of _______________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

         SECTION 1. LEASE.

         Attached hereto as Exhibit B is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

_______________________________________________________________________
_______________________________________________________________________.
(If none, please state "None.")

         SECTION 2. LEASED PREMISES.

         Pursuant to the Lease, Tenant leases those certain premises (the "LEASED PREMISES") consisting of approximately______________________rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

         SECTION 3. FULL FORCE OF LEASE.

         The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, has not been terminated, and constitutes a legally valid instrument, binding and enforceable

Estoppel Certificate                     ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 2

against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

         SECTION 4. COMPLETE AGREEMENT.

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, and except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

         SECTION 5. ACCEPTANCE OF LEASED PREMISES.

         Tenant has accepted possession and is currently occupying the Leased Premises.

         SECTION 6. LEASE TERM.

         The term of the Lease commenced on_____________________ and ends on ______________________, subject to the following options to extend:____________

______________________________.
(If none, please state "None.")

         SECTION 7. PURCHASE RIGHTS.

         Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:_________
____________________________________________________________________.
(If none, please state "None.")

         SECTION 8. RIGHTS OF TENANT.

         Except as expressly stated in this Certificate, Tenant:

         (a) has no right to renew or extend the term of the Lease;

         (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

         (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the LEASE.

         SECTION 9. RENT.

         (a) The obligation to pay rent under the Lease commenced on__________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of $___________________ per month. Tenant has not received and is not presently entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:________________________________________________________
_______________________________________________________________________.
(If none, please state "None.")

Estoppel Certificate                     ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 3

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is________% and is currently being paid at the rate of $_____________per month, payable to:_________________________________________________________

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows:________________________________________________________________________
____________________________________________________.
(If none, please state "None.")

         SECTION 10. SECURITY DEPOSIT.

         The amount of Tenant's security deposit held by Landlord under the Lease is $________________.

         SECTION 11. PREPAID RENT.

         The amount of prepaid rent, separate from the security deposit, is $________________, covering the period from_________to________.

         SECTION 12. INSURANCE.

         All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

         SECTION 13. PENDING ACTIONS.

         There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

         SECTION 14. TENANT IMPROVEMENTS.

         As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:__________________________________
_______________________________________________________________________________.
(If none, please state "None.")

         SECTION 15. ASSIGNMENTS BY LANDLORD.

         Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the Lease and rents to be executed by Landlord to Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment and Lender shall have no duty, liability or obligation whatsoever under

Estoppel Certificate                     ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 4

the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or, subject to Section 18(a) hereof, Lender forecloses and takes title to the Properly. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Lender in accordance with the terms of the Lease.

         SECTION 16. ASSIGNMENTS BY TENANT.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

         SECTION 17. ENVIRONMENTAL MATTERS.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course for the Permitted Use, as defined in the Lease, or otherwise used in accordance with all applicable laws.

         SECTION 18. SUCCESSION OF INTEREST.

         Tenant agrees that, in the event Buyer or Lender succeeds to the interest of Landlord under the Lease:

         (a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

         (b) Lender shall not be liable for the return of any security deposit;

         (c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

         (d) Buyer or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer or Lender;

         (e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

         (f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer or Lender's interest in the Property except to the extent of any Excess Tl Costs held by any such Buyer or Lender and not delivered to any successor Buyer or Lender.

         SECTION 20. NOTIFICATION BY TENANT.

         From the date of this Certificate and continuing until ______________, Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

         If To Buyer:      __________________________________
                           __________________________________
                           __________________________________
                           __________________________________
                           __________________________________

Estoppel Certificate                     ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 5

         With A Copy To:   __________________________________
                           __________________________________
                           __________________________________
                           __________________________________
                           __________________________________

         If To Lender:     __________________________________
                           __________________________________
                           __________________________________
                           __________________________________
                           __________________________________

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and Lender in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

TENANT:                    ________________________________________________,
                           a_____________________________________________

                           By:
                                __________________________________
                                Name: ____________________________
                                Its:  ____________________________

Legal Description   ARC Science Center/IDEC Pharmaceuticals Corporation - Page 1

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Copy of Lease       ARC Science Center/IDEC Pharmaceuticals Corporation - Page 1

                                    EXHIBIT B

                                  COPY OF LEASE

Subordination Agreement                  ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 1

                                    EXHIBIT H

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of_____________________, 19___("AGREEMENT"), by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company together with its nominees, designees and assigns (collectively, "LANDLORD"), __________, a____________________ ("TENANT"), and____________________________,
a___________________("MORTGAGEE").

         WHEREAS, Mortgagee is making a loan to Landlord and others evidenced by a certain promissory note ("NOTE"), and secured by, among other things, a deed of trust/mortgage to be recorded prior hereto in the public records of the City of___________, County of____________, State of _____________________("MORTGAGE")
constituting a lien upon the real property described in Exhibit A hereto (the "REAL PROPERTY"): and

         WHEREAS,_____________________and Tenant have entered into a Lease Agreement dated as of______________ ___, 19__ ("LEASE"), for certain leased premises encompassing_____________________ located in _________________, containing approximately________________________________ net square feet (hereinafter collectively referred to as "PREMISES"); and

         WHEREAS, the Lease is subordinate to the Mortgage and to the right, title, and interests of Mortgagee thereto and thereunder; and

         WHEREAS, Mortgagee wishes to obtain from Tenant certain assurances that Tenant will attom to Mortgagee in the event of a foreclosure by Mortgagee or the exercise of other rights under the Mortgage; and

         WHEREAS, Tenant wishes to obtain from Mortgagee certain assurances that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Mortgage on the Real Property; and

         WHEREAS, Tenant and Mortgagee are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. AFFIRMATION. Tenant hereby agrees that the Lease now is and shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof until such time that the Mortgage is released, satisfied or otherwise discharged, subject to the terms and conditions of this Agreement. Landlord and Tenant hereby affirm that the Lease is in full force and effect and that the Lease has not been modified or amended. Mortgagee hereby confirms that it is the holder of the Note and the beneficiary of the Mortgage and has full power and authority to enter into this Agreement.

         2.       ATTORNMENT AND NON-DISTURBANCE.

         (a) So long as Tenant is not in default under the Lease (beyond Tenant's receipt of notice from Landlord and any grace period granted tenant under the Lease to cure such default)

Subordination Agreement                  ARC Science Center/IDEC Pharmaceuticals
                                                            Corporation - Page 2

as would entitle the Landlord to terminate the Lease or would cause without any further action of the Landlord, the termination of the Lease or would entitle the Landlord to dispossess Tenant thereunder then Mortgagee agrees with Tenant that in the event the interest of Landlord shall be acquired by Mortgagee or in the event Mortgagee comes into possession of or acquires title to the Real Property by reason of foreclosure or foreclosure sale or the enforcement of the Mortgage or the Note or other obligation secured thereby or by a conveyance in lieu thereof, or as a result of any other means then:

                  (i) Subject to the provisions of this Agreement, Tenant's occupancy and possession of the Premises and Tenant's rights and privileges under the Lease or any extensions, modifications or renewals thereof or substitutions therefor (in accordance with the Lease and the Mortgage) shall not be disturbed, diminished or interfered with by Mortgagee during the term of the Lease (or any extensions or renewals thereof provided for in the Lease);

                  (ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage; and

                  (iii) The Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

         (b) Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease) with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby agree to attorn to Mortgagee as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Mortgagee's succeeding to the interest of Landlord under the Lease. Upon request of Lender or such Purchaser, Tenant shall execute and deliver to Lender or such Purchaser an agreement reaffirming such attornment. Tenant hereby agrees that any right of first refusal or right of first offer to purchase the Property which Tenant may have pursuant to the terms of the Lease shall not be applicable to Mortgagee's or any Purchaser's acquisition of the Property by foreclosure, deed in lieu of foreclosure, other transaction related thereto or in substitution thereof, trustee sale or other similar statutory conveyance. The foregoing shall not be construed as diminishing or eliminating any of Tenant's Right of First Refusal or First Offer to purchase the property that remain valid in the Lease after such Mortgagee's or Purchaser's acquisition.

         (c) In the event that the Mortgage is foreclosed and any party ("PURCHASER") other than Mortgagee purchases the Premises and succeeds to the interest of Landlord under the Lease, Tenant shall likewise be bound to Purchaser and Tenant hereby covenants and agrees to attom to Purchaser in accordance with all of the provisions of this Agreement; provided, however, that Purchaser shall have transmitted to Tenant a written document in recordable form, whereby Purchaser agrees to recognize Tenant as its lessee under the Lease and agrees to be directly bound to Tenant for the performance and observance of all the terms and conditions of the Lease required to be performed or observed by Landlord thereunder, subject to and in accordance with the terms of this Agreement.

         (d) Mortgagee agrees that if Mortgagee shall succeed to the interest of Landlord under the Lease as above provided, Mortgagee shall be bound to Tenant under all of the terms, covenants, and conditions of this Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided, however, that Mortgagee (and Purchaser, as the case may be) shall not be:

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                  (i) liable for any act or omission of any prior lessor (including Landlord) occurring prior to the date that Mortgagee or purchaser acquired title to the Premises; or

                  (ii) subject to any offsets, counterclaims or defenses which Tenant might have against any prior lessor (including Landlord); or

                  (iii) bound by any previous payment of rent or additional rent for a period greater than 1 month unless such prepayment shall have been consented to in writing by Mortgagee; or

                  (iv) bound by any amendment or modification of the Lease made prior to the date Mortgagee or Purchaser succeeds to the interest of Landlord without Mortgagee's written consent; or

                  (v) liable to Tenant for any loss of business or any other indirect or consequential damages from whatever cause; provided, however, no inference shall be drawn from this clause (v) that Tenant would otherwise be entitled (or not entitled) to recover for loss of business or any other indirect or consequential damages; or

                  (vi) liable for the return of any security deposit unless such deposit has been paid over to the Mortgagee.

         The foregoing shall not be construed to modify or limit any right Tenant may have at law or in equity against Landlord or any other prior owner of the Real Property.

         3. NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent postage prepaid, by certified mail, return receipt requested or other nationally utilized overnight delivery service. All notices shall be deemed delivered when received or refused. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Tenant shall be addressed as follows:

                         _______________________________________
                         _______________________________________
                         _______________________________________
                         _______________________________________
                         _______________________________________

         if given to Landlord shall be addressed as follows:

                         ARE-10933 North Torrey Pines, LLC
                         135 N. Los Robles Avenue
                         Suite 250
                         Pasadena, California 91101
                         Attention: General Counsel

         if given to Mortgagee shall be addressed as follows:

                         _______________________________________
                         _______________________________________
                         _______________________________________
                         _______________________________________

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         4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to also include the acquisition of Landlord's estate in the Real Property by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure.

         5. MODIFICATIONS TO LEASE. Tenant shall not modify or amend the Lease or terminate the same without Mortgagee's prior written consent. If Mortgagee fails to provide Tenant with a written approval of the proposed modification, amendment or termination within 10 Business Days after notice to Mortgagee of such proposal, then Mortgagee shall be deemed to have rejected such proposal.

         6.       ADDITIONAL AGREEMENTS. Tenant agrees that:

         (a) it shall give Mortgagee copies of all notices of default and requests for approval or consent by Landlord that Tenant gives to Landlord pursuant to the Lease in the same manner as they are given to Landlord and no such notice or other communication shall be deemed to be effective until a copy is given to Mortgagee;

         (b) whenever any consent or approval by Landlord is required to be obtained by Tenant or is requested by Tenant such consent or approval shall not be effective until it is also confirmed by or obtained from Mortgagee, provided that Mortgagee shall respond within 30 days after Mortgagee's receipt of Tenant's request and failure of Mortgagee to respond in such time period shall be deemed to be a denial of such consent or approval;

         (c) in all provisions of the Lease where Landlord is indemnified, the reference to Landlord as an indemnitee shall be deemed to include Mortgagee and any Purchaser and such agreement of indemnification shall survive the repayment of the loan secured by the Mortgage and, to the extent provided in the Lease, the expiration or termination of the Lease;

         (d) Tenant shall name Mortgagee and any Purchaser as additional insureds and loss payees, as applicable and appropriate, on all insurance policies required by the Lease; and

         (e) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee, and in the event that there are inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling; and

         (f) Mortgagee shall have no liability under the Lease until Mortgagee succeeds to the rights of the Landlord under the Lease, and then only during such period as Mortgagee is the Landlord. At all times during which Mortgagee is liable under the Lease, Mortgagee's liability shall be limited to Mortgagee's interest in the Real Property.

         7. MORTGAGEE CURE RIGHTS. If Landlord shall have failed to cure any default within the time period provided for in the Lease (including any applicable notice and grace periods), but not prior thereto Tenant exercises any right to terminate the Lease, Mortgagee, shall have an additional 30 days within which to cure such default, or if such default cannot by the exercise of reasonable efforts by Mortgagee be cured within such period, then such additional time as may be reasonable necessary to effect such a cure (including, if necessary, sufficient time to complete foreclosure proceedings) provided that within such 30-day period Mortgagee shall commence and thereafter diligently pursue remedies to cure such default. The Lease shall not be terminated (i) while such remedies are being diligently pursued or (ii) based upon a default which is personal to Landlord and therefore not susceptible to cure by Mortgagee or which requires possession of the Premises to cure. Mortgagee shall in no event be obligated to cure any such default by Landlord unless it

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forecloses. Nothing in this Section 7 shall affect any of Tenant's termination rights under the Lease due to casualty or condemnation or Tenant's "self-help" rights under Section 31 of the Lease.

         8. DIRECTION TO PAY. Landlord hereby directs Tenant and Tenant agrees to make all payments of amounts owed by Tenant under the Lease directly to Mortgagee from and after receipt by Tenant of notice from Mortgagee directing Tenant to make such payments to Mortgagee. (As between Landlord and Mortgagee, the foregoing provision shall not be construed to modify any rights of Landlord under or any provisions of the Mortgage or any other instrument securing the
Note).

         9. CONDITIONAL ASSIGNMENT. With reference to any assignment by Landlord of Landlord's interest in the Lease, or the rents payable thereunder, conditional in nature or otherwise, which assignment is made to Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by Mortgagee shall never be treated as an assumption by Mortgagee of any of the obligations of Landlord under the Lease unless and until Mortgagee shall have succeeded to the interest of Landlord. The foregoing sentence shall not affect any of Tenant's rights against Landlord under the Lease.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed by their duly authorized representatives as of the date first above written.

LANDLORD:                ________________________________________________,
                         a_____________________________________________

                         By:
                              __________________________________
                              Name: ____________________________
                              Its:  ____________________________

TENANT:                  ________________________________________________,
                         a_____________________________________________

                         By:
                              __________________________________
                              Name: ____________________________
                              Its:  ____________________________

MORTGAGEE:               ________________________________________________,
                         a_____________________________________________

                         By:
                              __________________________________
                              Name: ____________________________
                              Its:  ____________________________